EXHIBIT 5

GENERAL MILLS, INC. * EXECUTIVE OFFICES
                    Number One General Mills Boulevard * Minneapolis, Minnesota

                                                               Siri S. Marshall
                                                     Telephone:  (612) 540-7230
                                                     Facsimile:  (612) 540-3302


October 5, 1998


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street N.W.
Washington, DC  20549-1004

Re:  General Mills, Inc. Registration Statement on Form S-8

To the Commission:

I am Senior Vice President and General Counsel of General Mills, Inc. (the "Company"), and I am fully familiar with its business and affairs. I have acted as counsel to the Company in connection with the filing under the Securities Act of 1933 of the Registration Statement on Form S-8 relating to the Company's 1998 Employee Stock Plan. In such capacity, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments relating to such securities as I have deemed necessary or appropriate in connection with this opinion, including the following: (a) the Certificate of Incorporation of the Company as presently in effect; (b) the By-Laws of the Company; and (c) the records of corporate proceedings of the stockholders and Board of Directors of the Company relating to the authorization and issuance of its stock.

Based on the foregoing, I am of the opinion that the shares of common stock of the Company covered by this Registration Statement, when issued in accordance with the proper corporate authorizations, will be legally issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. I also consent to the references to me under the captions "Interests of Named Experts and Counsel" contained in the Registration Statement and "Legal Opinions" in the prospectus included in the Registration Statement.

                                    Very truly yours,


                                    /s/ Siri S. Marshall

                                    Siri S. Marshall
                                    Senior Vice President and
                                       General Counsel

SSM/pc